Exhibit 99.1
E A R N I N G S    R E L E A S E

Press Contacts:	Gary R. Shook, President & CEO	540-687-4801 or
pres@middleburgbank.com

	Raj Mehra, EVP & CFO	540-687-4816 or
cfo@middleburgbank.com

	Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES THIRD QUARTER 2011 RESULTS

MIDDLEBURG, VA. – October 28, 2011 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced net income of $1.4 million for the quarter ending September 30, 2011 and $3.8 million in net income for the nine-month year to date period.

“We are pleased with the momentum in earnings experienced during the first nine months of 2011,” commented Gary R. Shook, president and chief executive officer of Middleburg Financial Corporation.  “Non Performing Assets as a percentage of Total Assets is stabilizing while Revenue continues to expand with growing Net Interest Income and improved fee income from our mortgage and wealth management subsidiaries. Growth in commercial loans is weak due to soft demand from qualified borrowers while residential loan growth is strong in the face of historically low mortgage rates. Continuation of economic uncertainty and a weak employment picture will do little to improve the sluggishness in loan demand from small businesses. However, we are significantly stepping up calling programs targeted at all existing and potential clients at the Bank and at our other subsidiaries, in an effort to broaden customer outreach”

Third Quarter 2011 Highlights:

•	Net income of $1.4 million or $0.20 per diluted share;
•	Net interest margin of 3.64%, compared to 3.27% for the third quarter of 2010;
•	Total revenue of $17.2 million, up 11.7% compared to third quarter of 2010;
•	Loan growth of 2.5% since the beginning of 2011;
•	Total assets of $1.2 billion, an increase of 4.4% since the beginning of the year;
•	Deposits increased by $19.4 million or 2.2% during the year;
•	Provision for loan losses declined by 88.8% compared to third quarter of 2010; and
•
Capital ratios continue to be strong: Tangible Common Equity Ratio of 8.63%, Total Risk-Based Capital Ratio of 14.1%, Tier I Risk-Based Capital Ratio of 12.9%, and a Tier 1 Leverage Ratio of 9.0% at September 30, 2011.

Total Revenue

Total revenue was $17.2 million in the quarter ended September 30, 2011 compared to $15.4 million in the previous quarter and $14.9 million in the quarter ended September 30, 2010, representing an increase of 11.7% compared to the previous quarter and an increase of 16.2% compared to the  quarter ended September 30, 2010.

Net interest income was $9.6 million during the three months ended September 30, 2011, which was 2.1% higher than the previous quarter and an increase of 21.5% compared to the quarter ended September 30, 2010. The yield on average earning assets was 4.66% for the quarter ended September 30, 2011 compared to 4.86% for the previous quarter and 4.74% for the quarter ended September 30, 2010, representing a decrease of 20 basis points from the previous quarter and a decrease of 8 basis points from the quarter ended September 30, 2010.   Average earning assets increased 4.3% compared to the previous quarter. Loan growth and an increase in investment securities drove the increase in earning assets during the third quarter. The decrease in yields on earning assets from the previous quarter reflected a 13 basis point decrease in yields for the loan portfolio and a decrease of 25 basis points in the yield of the securities portfolio.

The average cost of interest bearing liabilities was 1.21% for the quarter ended September 30, 2011, compared to 1.26% in the previous quarter, and 1.73% for the quarter ended September 30, 2010, representing a decrease of 5 basis points from the previous quarter and a decrease of 52 basis points from the quarter ended September 30, 2010.  Costs for wholesale borrowings increased by 1 basis point during the quarter, while costs for retail deposits decreased by 6 basis points during the same period.  The decline in the cost of retail deposits during the quarter ended September 30, 2011, compared to the previous quarter, was driven by a 10 basis point decline in the cost of savings deposits. The cost of time deposits decreased by 9 basis points during the quarter ended September 30, 2011, compared to the previous quarter, as maturing CD’s re-priced at lower rates. Cost of funds is calculated by dividing annualized total interest expense by the sum of average interest bearing liabilities and average demand deposits. Cost of funds was 1.05% for the quarter ended September 30, 2011 compared to 1.10% for the quarter ended June 30, 2011, a decrease of 5 basis points from the previous quarter.

The net interest margin for the three months ended September 30, 2011 was 3.64%, compared to 3.78% for the previous quarter, and 3.27% for the quarter ended September 30, 2010, representing a decrease of 14 basis points from the previous quarter and an increase of 37 basis points compared to the quarter ended September 30, 2010.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in the “Key Statistics” table.

Non-interest income increased by $1.6 million or 26.5% when comparing the quarter ended September 30, 2011 to the previous quarter and increased by $723,000 or 10.5% compared to the quarter ended September 30, 2010. The primary reason for the higher non-interest income in the third quarter of 2011 relative to the prior quarter was an increase in gain-on-sale revenues from the Company’s mortgage operations.

Southern Trust Mortgage originated $180.4 million in mortgage loans during the quarter ended September 30, 2011 compared to $153.0 million originated during the previous quarter, an increase of 17.9%, and $217.6 million originated during the quarter ended September 30, 2010, a decrease of 17.1% when comparing calendar quarters.  Gains on mortgage loan sales increased by 39.7% when comparing the quarter ended September 30, 2011 to the previous quarter.  Gains on mortgage loan sales increased by 6.9% when comparing the quarter ended September 30, 2011 to the quarter ended September 30, 2010.  The increase in gain-on-sale revenue in the third quarter of 2011 was driven by an increase in gain-on-sale margins during the third quarter.

The revenues and expenses of Southern Trust Mortgage for the three month period ended September 30, 2011 are reflected in the Company’s financial statements on a consolidated basis following generally accepted accounting principles in the United States.  The outstanding equity interest not held by the Company is reported on the Company’s balance sheet as “Non-controlling interest in consolidated subsidiary” and the earnings or loss attributable to the non-controlling interest is reported on the Company’s statement of income as “Net (income) / loss attributable to non-controlling interest.”

Trust and investment advisory service fees earned by Middleburg Trust Company (“MTC”) decreased by 2.0% when comparing the quarter ended September 30, 2011 to the previous quarter, and increased by 19.3% compared to the quarter ended September 30, 2010.  Trust and investment advisory fees are based primarily upon the market value of the accounts under administration. Total consolidated assets under administration by MTC were at $1.2 billion at September 30, 2011, a decrease of 2.1% relative to June 30, 2011 and an increase of 20.0% relative to September 30, 2010.

Net securities gains were $141,000 during the quarter ended September 30, 2011 compared to net securities gains of $87,000 during the previous quarter and net securities gains of $288,000 during the quarter ended September 30, 2010.

Non-Interest Expense

Non-interest expense in the third quarter of 2011 increased by 8.7% compared to the previous quarter and decreased by 2.1% compared to the quarter ended September 30, 2010.

Salaries and employee benefit expenses increased by $895,000 or 11.4% when comparing the third quarter of 2011 to the previous quarter, primarily due to an increase in commission and recruiting expenses for mortgage loan officers. Expenses related to Other Real Estate Owned (OREO) increased by $83,000 or 13.7% when comparing the third quarter of 2011 to the previous quarter. Advertising expenses increased by $161,000 or 56.5% during the quarter as a result of expenses for bank-wide campaigns related to CD’s and loans and advertising at the mortgage company. FDIC insurance premiums declined by $114,000 or 31.8% compared to the previous quarter. Other operating expenses, which include expenses such as supplies, travel and entertainment expenses, increased by $74,000 or 5.4% when comparing the quarter ended September 30, 2011 to the previous quarter.

The Company’s efficiency ratio which is represented by the ratio of non-interest expense to the sum of tax equivalent net interest income and non-interest income, excluding securities gains and losses, was 80.89% for the third quarter of 2011, compared to an efficiency ratio of 82.79% in the quarter ending June 30, 2011.

Asset Quality and Provision for Loan Losses

The provision for loan losses in the quarter ended September 30, 2011 was $1,024,000 compared to a provision of $1,087,000 in the previous quarter and a provision of $9,130,000 in the quarter ended September 30, 2010, representing a decrease of 5.8% from the previous quarter and a decrease of 88.8% from the quarter ended September 30, 2010.

The Allowance for Loan and Lease Losses (ALLL) at September 30, 2011 was $15.1 million representing 2.24% of total portfolio loans outstanding versus 2.22% at June 30, 2011 and 2.42% of total portfolio loans at September 30, 2010.

Loans that were delinquent for more than 90 days and still accruing were $1.6 million as of September 30, 2011 compared to $3.2 million as of June 30, 2011, representing a decrease of 50% during the quarter.

Non-accrual loans were $30.5 million at the end of the third quarter compared to $32.3 million as of June 30, 2011, representing a decrease of 5.6% during the third quarter. Troubled debt restructurings were $404,000 at the end of the third quarter compared to $112,000 as of June 30, 2011. Other Real Estate Owned (OREO) was $6.1 million as of September 30, 2011 compared to $6.3 million as of June 30, 2011, representing a decrease of 3.2% during the third quarter. Non-performing assets were $38.5 million or 3.3% of total assets at September 30, 2011, compared to $41.9 million or 3.7% of total assets as of June 30, 2011.

Total Consolidated Assets

Total assets at September 30, 2011 were $1.2 billion, an increase of $8.9 million or 0.8% compared to total assets at June 30, 2011.

Total portfolio loans declined by $2.5 million or 0.37% for the third quarter. The securities portfolio increased by $9.9 million or 3.3% in the third quarter relative to the previous quarter. Balances of mortgages held for sale increased by $18.2 million or 37.4% in the third quarter of 2011.   Cash balances and deposits at other banks decreased by 29.4% in the third quarter of 2011.

Deposits and Other Borrowings

Total deposits were unchanged in the third quarter.  Brokered deposits, including CDARS program funds, were $91.9 million at September, 2011, down 1.0% from June 30, 2011. FHLB advances were $84.9 million at September 30, 2011, up $7.0 million from June 30, 2011, or an increase of 8.9%.

Equity and Capital

Total shareholders’ equity at September 30, 2011 was $105.3 million, compared to shareholders’ equity of $102.7 million as of June 30, 2011. Retained earnings at September 30, 2011 were $40.4 million compared to $39.3 million at June 30, 2011. The book value of the Company’s common stock at September 30, 2011 was $15.04 per share.

The Company’s total risk-based capital ratio was 14.1% at September 30, 2011 and December 31, 2010.  The Tier 1 risk-based capital ratio increased from 12.8% to 12.9% from December 31, 2010 to September 30, 2011 and the Tier 1 Leverage Ratio remained at 9.0% as of both period ends.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import.  Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston,  Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg. Middleburg Financial Corporation is also the majority owner of Southern Trust Mortgage, which is based in Virginia Beach and provides mortgages through 17 offices in 11 states.

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Statements of Operations
(In thousands, except for per share data)

	Unaudited		Unaudited
	For the Nine Months		For the Three Months
	Ended September 30,		Ended September 30,
	2011	2010	2011	2010
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$29,378	$30,661	$9,912	$9,832
Interest and dividends on securities available for sale
Taxable	4,877	3,194	1,727	1,166
Tax-exempt	1,757	1,914	592	621
Dividends	108	75	36	32
Interest on deposits in banks and federal funds sold	90	99	30	36
Total interest and dividend income	36,210	35,943	12,297	11,687

INTEREST EXPENSE
Interest on deposits	6,927	9,410	2,287	3,160
Interest on securities sold under agreements to
repurchase	209	144	84	63
Interest on short-term borrowings	174	245	58	134
Interest on long-term debt	914	1,298	312	372
Total interest expense	8,224	11,097	2,741	3,729

NET INTEREST INCOME	27,986	24,846	9,556	7,958
Provision for loan losses	2,565	11,350	1,024	9,130

NET INTEREST INCOME (LOSS) AFTER PROVISION
FOR LOAN LOSSES	25,421	13,496	8,532	(1,172)

NONINTEREST INCOME
Service charges on deposit accounts	1,553	1,396	538	487
Trust services income	2,813	2,497	963	807
Gains on loans held for sale	12,286	11,621	5,501	5,147
Gains on securities available for sale, net	263	757	141	288
Total other-than-temporary impairment losses	(33)	(857)	(16)	(557)
Portion of (gain) loss recognized in other
comprehensive income	11	(117)	(5)	(169)
Net impairment losses	(22)	(974)	(21)	(726)
Commissions on investment sales	552	453	187	142
Fees on mortgages held for sale	325	1,311	84	477
Other service charges, commissions and fees	347	353	98	97
Bank-owned life insurance	385	391	123	136
Other operating income	111	221	6	42
Total noninterest income	18,613	18,026	7,620	6,897

NONINTEREST EXPENSE
Salaries and employees' benefits	23,837	22,046	8,708	7,665
Net occupancy and equipment expense	5,016	4,651	1,700	1,557
Advertising	887	685	446	257
Computer operations	1,073	1,008	365	340
Other real estate owned	1,639	1,171	689	666
Other taxes	607	598	205	201
Federal deposit insurance expense	1,009	1,521	244	368
Other operating expenses	5,198	6,916	1,720	3,333
Total noninterest expense	39,266	38,596	14,077	14,387

Income (loss) before income taxes	4,768	(7,074)	2,075	(8,662)
Income tax expense (benefit)	1,072	(3,135)	454	(3,297)

NET INCOME (LOSS)	3,696	(3,939)	1,621	(5,365)
Net (income) loss attributable to non-
controlling interest	128	(311)	(223)	(423)
Net income (loss) attributable to Middleburg
Financial Corporation	$3,824	$(4,250)	$1,398	$(5,788)

Earnings (loss) per share:
Basic	$0.55	$(0.61)	$0.20	$(0.83)
Diluted	$0.55	$(0.61)	$0.20	$(0.83)
Dividends per common share	$0.15	$0.30	$0.05	$0.10

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	(Unaudited)	(Unaudited)
	September 30,	June 30,	December 31,
	2011	2011	2010
ASSETS
Cash and due from banks	$5,334	$19,598	$21,955
Interest-bearing deposits with other institutions	36,024	38,988	42,769
Total cash and cash equivalents	41,358	58,586	64,724
Securities available for sale	303,014	293,393	252,042
Loans held for sale	66,910	48,689	59,361
Restricted securities, at cost	7,227	6,932	6,296
Loans receivable, net of allowance for loan losses of $15,124 at Sept. 30,
2011, $15,073 at June 30, 2011, and $14,967 at Dec. 31, 2010	660,689	663,242	644,345
Premises and equipment, net	21,464	21,393	21,112
Goodwill and identified intangibles	6,244	6,286	6,360
Other real estate owned, net of valuation allowance of $1,057 at Sept. 30,
2011, $1,006 at June 30, 2011, and $1,486 at Dec. 31, 2010	6,096	6,255	8,394
Prepaid federal deposit insurance	4,227	4,454	5,154
Accrued interest receivable and other assets	36,427	35,437	36,779

TOTAL ASSETS	$1,153,656	$1,144,667	$1,104,567

LIABILITIES
Deposits:
Non-interest-bearing demand deposits	$145,393	$131,191	$130,488
Savings and interest-bearing demand deposits	455,893	460,518	436,718
Time deposits	308,410	316,776	323,100
Total deposits	909,696	908,485	890,306
Securities sold under agreements to repurchase	31,286	35,210	25,562
Short-term borrowings	12,864	5,692	13,320
Long-term debt	77,912	77,912	62,912
Subordinated notes	5,155	5,155	5,155
Accrued interest payable and other liabilities	9,170	7,405	7,319
Commitments and contingent liabilities	-	-	-
TOTAL LIABILITIES	1,046,083	1,039,859	1,004,574

SHAREHOLDERS' EQUITY
Common stock ($2.50 par value; 20,000,000 shares authorized,
7,000,824 issued; 6,996,932, 6,992,932, and 6,925,437 outstanding at
Sept. 30, 2011, June 30, 2011, and Dec. 31, 2010, respectively)	17,331	17,331	17,314
Capital surplus	43,274	43,150	43,058
Retained earnings	40,373	39,322	37,593
Accumulated other comprehensive income (loss)	4,327	2,908	(1,012)
Total Middleburg Financial Corporation shareholders' equity	105,305	102,711	96,953
Non-controlling interest in consolidated subsidiary	2,268	2,097	3,040

TOTAL SHAREHOLDERS' EQUITY	107,573	104,808	99,993

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,153,656	$1,144,667	$1,104,567

QUARTERLY SUMMARY STATEMENTS OF OPERATIONS
MIDDLEBURG FINANCIAL CORPORATION
(Unaudited. Dollars in thousands except per share data)
	For the Three Months Ended
	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010
Interest and Dividend Income
Interest and fees on loans	$9,912	$9,731	$9,735	$9,887	$9,832
Interest on securities available for sale
Taxable	1,727	1,751	1,399	1,539	1,166
Exempt from federal income taxes	592	604	561	600	621
Dividends	36	36	36	30	32
Interest on federal funds sold and other	30	33	27	32	36
Total interest and dividend income	$12,297	$12,155	$11,758	$12,088	$11,687
Interest Expense
Interest on deposits	$2,287	$2,332	$2,308	$2,623	$3,160
Interest on securities sold under agreements to repurchase	84	69	56	61	63
Interest on short-term borrowings	58	53	63	148	134
Interest on long-term debt	312	306	296	246	372
Total interest expense	$2,741	$2,760	$2,723	$3,078	$3,729
Net interest income	$9,556	$9,395	$9,035	$9,010	$7,958
Provision for loan losses	1,024	1,087	454	655	9,130
Net interest income (loss) after provision
for loan losses	$8,532	$8,308	$8,581	$8,355	$(1,172)
Other Income
Trust services income	$963	$983	$867	$838	$807
Service charges on deposit accounts	538	526	489	488	487
Net gains (losses) on securities available for sale	141	87	35	109	288
Total other-than-temporary impairment gain (loss) on securities	(16)	6	(17)	(44)	(557)
Portion of (gain) loss recognized in other comprehensive income	(5)	(6)	16	(85)	(169)
Net other-than-temporary impairment loss	(21)	-	(1)	(129)	(726)
Commissions on investment sales	187	185	180	169	142
Bank owned life insurance	123	139	123	112	136
Gain on loans held for sale	5,501	3,938	2,847	5,537	5,147
Fees on loans held for sale	84	87	154	570	477
Other service charges, commissions and fees	98	134	115	114	97
Other operating income (loss)	6	(55)	160	169	42
Total other income	$7,620	$6,024	$4,969	$7,977	$6,897
Other Expense
Salaries and employee benefits	$8,708	$7,813	$7,316	$7,748	$7,665
Net occupancy expense of premises	1,700	1,640	1,676	1,598	1,557
Other taxes	205	205	197	200	201
Advertising	446	285	156	386	257
Computer operations	365	343	365	316	340
Other real estate owned	689	606	344	842	666
Audits and examinations	103	156	126	219	96
Legal fees	172	176	89	50	96
FDIC insurance	244	358	407	386	368
Other operating expenses	1,445	1,371	1,560	2,401	3,141
Total other expense	$14,077	$12,953	$12,236	$14,146	$14,387

Income (loss) before income taxes	$2,075	$1,379	$1,314	$2,186	$(8,662)
Income tax expense (benefit)	454	301	317	573	(3,297)
Net income (loss)	$1,621	$1,078	$997	$1,613	$(5,365)
Less: Net (income) loss attributable to non-controlling interest	(223)	121	230	(51)	(423)
Net income (loss) attributable to Middleburg Financial Corporation	$1,398	$1,199	$1,227	$1,562	$(5,788)

Net income (loss) per common share, basic	$0.20	$0.17	$0.18	$0.23	$(0.83)
Net income (loss) per common share, diluted	$0.20	$0.17	$0.18	$0.23	$(0.83)
Dividends per common share	$0.05	$0.05	$0.05	$0.05	$0.10

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS
(Unaudited. Dollars in thousands except per share data)	For the Three Months Ended
	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010

Net income (loss)	$1,398	$1,199	$1,227	$1,562	$(5,788)
Earnings (loss) per share, basic	$0.20	$0.17	$0.18	$0.23	$(0.83)
Earnings (loss) per share, diluted	$0.20	$0.17	$0.18	$0.23	$(0.83)
Dividend per share	$0.05	$0.05	$0.05	$0.05	$0.10

Return on average total assets - Year to Date	0.46%	0.45%	0.46%	-0.25%	-2.11%
Return on average total equity - Year to Date	5.07%	4.95%	5.11%	-2.71%	-22.03%
Dividend payout ratio	25.00%	29.41%	27.78%	22.21%	NA
Non-interest revenue to total revenue (1)	43.90%	38.72%	35.02%	39.82%	38.56%

Net interest margin (2)	3.64%	3.78%	3.80%	3.60%	3.27%
Yield on average earning assets	4.66%	4.86%	4.91%	4.78%	4.74%
Yield on average interest-bearing liabilities	1.21%	1.26%	1.30%	1.41%	1.73%
Net interest spread	3.45%	3.60%	3.61%	3.37%	3.01%

Non-interest income to average assets (3)	2.67%	2.17%	1.82%	2.88%	2.69%
Non-interest expense to average assets (3)	4.93%	4.67%	4.53%	5.09%	5.29%

Efficiency ratio - QTD (Tax Equiv) (4)	80.89%	82.79%	84.96%	81.42%	91.77%

(1)	Excludes securities gains and losses including OTTI adjustments.
(2)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded.  Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.  This calculation excludes net securities gains and losses.

(3)	Ratios are computed by dividing annualized income and expense amounts by quarterly average assets.
(4)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States.  It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio.  The tax rate utilized is 34%. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
(Unaudited. Dollars in thousands except per share data)	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010
BALANCE SHEET RATIOS
Loans to deposits (Including HFS)	81.65%	80.02%	80.53%	80.72%	81.69%
Portfolio loans to deposits	74.29%	74.66%	76.56%	74.05%	73.05%
Average interest-earning assets to
average-interest bearing liabilities	119.85%	117.42%	117.58%	118.50%	117.22%
PER SHARE DATA
Dividends	$0.05	$0.05	$0.05	$0.05	$0.10
Book value (MFC Shareholders)	$15.04	$14.68	$14.18	$14.02	$14.22
Tangible book value (3)	$14.15	$13.78	$13.27	$13.10	$13.29
SHARE PRICE DATA
Closing price	$15.00	$14.94	$17.75	$14.26	$14.08
Diluted earnings multiple (1)	18.75	21.97	24.65	15.50	NA
Book value multiple(2)	1.00	1.02	1.25	1.02	0.99

COMMON STOCK DATA
Outstanding shares at end of period	7,000,824	6,996,932	6,942,315	6,925,437	6,915,687
Weighted average shares O/S Basic - QTD	6,996,932	6,977,503	6,940,154	6,937,801	6,934,366
Weighted average shares O/S, diluted - QTD	6,998,494	6,980,331	6,943,189	6,938,359	6,934,366
CAPITAL RATIOS
Capital to Assets - Common shareholders	9.13%	8.97%	9.08%	8.79%	8.85%
Capital to Assets - with Noncontrolling Interest	9.32%	9.16%	9.33%	9.05%	9.13%
Tangible common equity ratio (4)	8.63%	8.47%	8.54%	8.26%	8.32%
Total risk based capital ratio	14.12%	14.16%	14.52%	14.10%	13.54%
Tier 1 risk based capital ratio	12.86%	12.90%	13.26%	12.84%	12.29%
Leverage ratio	8.96%	9.12%	9.38%	9.04%	9.08%
CREDIT QUALITY
Net charge-offs to average loans	0.13%	0.08%	0.12%	0.22%	0.47%
Total non-performing loans to total portfolio loans	4.80%	5.25%	5.36%	4.66%	4.69%
Total non-performing assets to total assets	3.34%	3.66%	3.99%	3.54%	3.50%
Non-accrual loans to:
total loans	4.51%	4.76%	4.17%	4.46%	4.57%
total assets	2.64%	2.82%	2.55%	2.66%	2.69%
Allowance for loan losses to:
total portfolio loans	2.24%	2.22%	2.20%	2.27%	2.42%
non-performing assets	39.24%	35.98%	33.65%	38.29%	40.84%
non-accrual loans	49.61%	46.67%	52.74%	50.93%	53.04%
NON-PERFORMING ASSETS:
Loans delinquent over 90 days and still accruing	$1,561	$3,230	$6,593	$909	$388
Non-accrual loans	30,485	32,298	27,638	29,385	29,923
Restructured Loans	404	112	1,254	1,254	404
Other real estate owned and repossessed assets	6,096	6,255	7,825	8,394	8,142
Total non-performing assets	$38,546	$41,895	$43,310	$39,942	$38,857
NET LOAN CHARGE-OFFS:
Loans charged off	$1,017	$621	$933	$1,600	$3,351
Recoveries	(44)	(32)	(87)	(42)	(16)
Net charge-offs	$973	$589	$846	$1,558	$3,335
PROVISION FOR LOAN LOSSES	$1,024	$1,087	$454	$655	$9,130
ALLOWANCE FOR LOAN LOSS SUMMARY
Balance at the beginning of period	$15,073	$14,575	$14,967	$15,870	$10,075
Provision	1,024	1,087	454	655	9,130
Net charge-offs	(973)	(589)	(846)	(1,558)	(3,335)
Balance at the end of period	$15,124	$15,073	$14,575	$14,967	$15,870

(1)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period.  The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.   In quarters where the Company incurs net losses, the diluted earnings multiple is not meaningful and is shown as “NA”.

(2)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share.  The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(3)
Tangible book value is not a measurement under accounting principles generally accepted in the United States.  It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(4)
The tangible common equity ratio is not a measurement under accounting principles generally accepted in the United States.  It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and total assets and then dividing the adjusted shareholders’ equity balance by the adjusted total asset balance.

	MIDDLEBURG FINANCIAL CORPORATION
	Average Balances, Income and Expenses, Yields and Rates
	Three months ended September 30,
	2011			2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$242,906	$1,763	2.88%	$172,955	$1,198	2.75%
Tax-exempt (1)	57,800	897	6.16%	60,101	941	6.21%
Total securities	$300,706	$2,660	3.51%	$233,056	$2,139	3.64%
Total loans (3)	724,450	9,912	5.43%	716,173	9,832	5.45%
Interest bearing deposits in
other financial institutions	48,355	30	0.25%	55,721	36	0.25%
Total earning assets	$1,073,511	$12,602	4.66%	$1,004,950	$12,007	4.74%
Less: allowances for credit losses	(14,956)			(10,156)
Total nonearning assets	84,315			93,947
Total assets	$1,142,870			$1,088,741

Liabilities:
Interest-bearing deposits:
Checking	$305,761	$529	0.69%	$280,585	$569	0.80%
Regular savings	99,344	175	0.70%	79,348	173	0.86%
Money market savings	58,903	98	0.66%	55,190	101	0.73%
Time deposits:
$100,000 and over	137,483	593	1.71%	169,903	1,217	2.84%
Under $100,000	169,087	892	2.09%	171,379	1,100	2.55%
Total interest-bearing deposits	$770,578	$2,287	1.18%	$756,405	$3,160	1.66%

Short-term borrowings	5,576	58	4.13%	16,341	134	3.25%
Securities sold under agreements
to repurchase	36,241	84	0.92%	26,534	63	0.94%
Long-term debt	83,067	312	1.49%	58,067	372	2.54%
Federal funds purchased	239	-	0.00%	-	-	-
Total interest-bearing liabilities	$895,701	$2,741	1.21%	$857,347	$3,729	1.73%
Non-interest bearing liabilities
Demand deposits	133,365			117,110
Other liabilities	7,376			7,080
Total liabilities	$1,036,442			$981,537
Non-controlling interest	2,189			2,947
Shareholders' equity	104,239			104,257
Total liabilities and shareholders'
equity	$1,142,870			$1,088,741

Net interest income		$9,861			$8,278

Interest rate spread			3.45%			3.01%
Cost of Funds			1.06%			1.59%
Interest expense as a percent of
average earning assets			1.01%			1.47%
Net interest margin			3.64%			3.27%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 365 day year.
(3) Total average loans include loans on non-accrual status.

	MIDDLEBURG FINANCIAL CORPORATION
	Average Balances, Income and Expenses, Yields and Rates
	Nine Months Ended September 30
	2011			2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$224,461	$4,985	2.97%	$145,188	$3,269	3.01%
Tax-exempt (1)	55,739	2,662	6.39%	60,078	2,900	6.45%
Total securities	$280,200	$7,647	3.65%	$205,266	$6,169	4.02%
Total loans (3)	706,995	29,378	5.56%	701,446	30,661	5.84%
Interest bearing deposits in
other financial institutions	45,819	90	0.26%	49,194	99	0.27%
Total earning assets	$1,033,014	$37,115	4.80%	$955,906	$36,929	5.17%
Less: allowances for credit losses	(14,816)			(9,742)
Total nonearning assets	91,379			92,521
Total assets	$1,109,577			$1,038,685

Liabilities:
Interest-bearing deposits:
Checking	$295,782	$1,506	0.68%	$282,245	$1,748	0.83%
Regular savings	95,224	567	0.80%	75,671	544	0.96%
Money market savings	59,266	293	0.66%	52,625	323	0.82%
Time deposits:
$100,000 and over	135,973	1,831	1.80%	163,380	3,508	2.87%
Under $100,000	168,470	2,730	2.17%	153,284	3,287	2.87%
Total interest-bearing deposits	$754,715	$6,927	1.23%	$727,205	$9,410	1.73%

Short-term borrowings	5,687	174	4.07%	9,050	245	3.61%
Securities sold under agreements
to repurchase	32,859	209	0.85%	24,402	144	0.79%
Long-term debt	79,844	914	1.53%	53,236	1,298	3.26%
Federal Funds Purchased	56	-	0.00%	15	-	0.00%
Total interest-bearing liabilities	$873,161	$8,224	1.26%	$813,908	$11,097	1.82%
Non-interest bearing liabilities
Demand Deposits	125,979			112,721
Other liabilities	7,081			6,657
Total liabilities	$1,006,221			$933,286
Non-controlling interest	2,458			2,781
Shareholders' equity	100,898			102,618
Total liabilities and shareholders'
equity	$1,109,577			$1,038,685

Net interest income		$28,891			$25,832

Interest rate spread			3.54%			3.35%
Cost of Funds			1.10%			1.64%
Interest expense as a percent of
average earning assets			1.06%			1.55%
Net interest margin			3.74%			3.61%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 365 day year.
(3) Total average loans include loans on non-accrual status.